Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
Bancorp of New Jersey, Inc.
Fort Lee, New Jersey
We hereby consent to the incorporation by reference in Registration Statement Nos. 333-150662 and 333-150663 on Form S-8 or our report dated March 31, 2009 relating to the consolidated financial statements, appearing in the Company’s Annual Report of Form 10-K for the year ended December 31, 2008.
/s/ Beard Miler Company LLP
Beard Miller Company LLP
Malvern, Pennsylvania
March 31, 2009